AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 2005
________________________________________________________________________________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ____________________


                              GALAXY MINERALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 FLORIDA                               65-0974212
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)                Identification No.)


       500 PARK AVENUE, SUITE 203
              LAKE VILLA, IL                              60046
  (Address of Principal Executive Offices)              (Zip Code)


If this form relates to the If this Form relates to the registration of a class of registration of a class of securities pursuant to Section 12(b) securities pursuant to Section 12(g) of the Exchange Act and is effective of the Exchange Act and is effective pursuant to General Instruction pursuant to General Instruction A.(c), please check the following A.(d), please check the following
box. |_|                                  box. |X|

Securities Act registration statement file number to which this form relates:
333-95549 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
    _________________________              _________________________________

             None                                          None

Securities to be registered pursuant to Section 12(g) of the Act:


                               TITLE OF EACH CLASS
                               TO BE SO REGISTERED
                               ___________________

                         Common Stock, par value $0.001

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         This Registration Statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 (the "Common Stock"), of Galaxy Minerals, Inc., a Florida corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2, Registration No. 333-95549 (the "Registration Statement"), filed with the Securities and Exchange Commission, as amended, and is incorporated herein by this reference.


ITEM 2.  EXHIBITS

         The following exhibits are filed or incorporated by reference as a part of this Registration Statement:

         3.1 (1)  Articles of Incorporation of HeavenExpress.com, Inc.

         3.2 (2) Articles of Amendment to the Articles of Incorporation of HeavenExpress.com, Inc., filed March 4, 2002

         3.3 (3) Articles of Amendment to the Articles of Incorporation of HeavenExpress.com, Inc., filed September 3, 2003

         3.4 (3) Articles of Amendment to the Articles of Incorporation of HeavenExpress.com, Inc., filed April 7, 2004

         3.5 (1)  Bylaws of HeavenExpress.com, Inc.

         4.1 (4)  2004 Equity Compensation Plan

         (1) Incorporated by reference from our Registration Statement on Form SB-2 dated January 24, 2000 and filed with the Commission on January 27, 2000.

         (2) Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on February 22, 2002.

         (3) Incorporated by reference from our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, dated August 12, 2004 and filed with the Commission on August 16, 2004.

         (4) Incorporated by reference from our Registration Statement on Form S-8 dated April 21, 2004 and filed with the Commission on April 26, 2004.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     Galaxy Minerals, Inc.

Dated: January 31, 2005                              /s/  Matthew J. Symonds
      ------------------                             ---------------------------
                                                     By:  Matthew J. Symonds
                                                     Its: President